UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2019

INVESTORS REAL ESTATE TRUST
(Exact name of Registrant as specified in its charter)

North Dakota	001-35624	45-0311232
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 31st Avenue SW, Suite 60
Post Office Box 1988
Minot, ND 58702-1988
(Address of principal executive offices) (Zip code)

(701) 837-4738
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest, no par value	IRET	New York Stock Exchange
Series C Cumulative Redeemable Preferred Shares	IRET-C	New York Stock Exchange

Item 5.07                          Submission of Matters to a Vote of Security Holders.
On June 13, 2019, the Company held its 2019 Annual Meeting of Shareholders (the "Annual Meeting").  As of April 18, 2019, the record date for holders of common shares of beneficial interest (“common shares”) entitled to vote at the Annual Meeting, there were 11,768,444 common shares outstanding and entitled to vote at the Annual Meeting.  Of the common shares entitled to vote, 9,409,315, or approximately 79.95% of the common shares, were present or represented by proxy at the Annual Meeting, constituting a quorum under the Declaration of Trust.  There were three matters presented and voted on at the Annual Meeting.  Set forth below is a brief description of each matter voted on at the Annual Meeting and the final voting results with respect to each such matter.

Proposal 1 –Election of eight nominees to serve on the Board of Trustees for a one-year term and until their respective successors are duly elected and qualified.

Nominee	For	Against	Abstain	Broker Non-Votes
				2,542,403
Jeffrey P. Caira	6,783,833	69,932	13,147
Michael T. Dance	6,801,748	51,818	13,346
Mark O. Decker, Jr.	6,801,545	52,897	12,470
Emily Nagle Green	6,672,722	182,000	12,190
Linda J. Hall	6,612,647	241,487	12,778
Terrance P. Maxwell	6,642,830	210,813	13,269
John A. Schissel	6,807,583	45,973	13,356
Mary J. Twinem	6,810,521	43,718	12,673
The shareholders elected all eight of the nominees as trustees.

Proposal 2 –Non-binding advisory resolution on executive compensation.

	For	Against	Abstain	Broker Non-Votes
Votes Cast	6,623,609	162,953	80,350	2,542,403
The shareholders approved the non-binding advisory resolution on executive compensation.

Proposal 3 –Ratification of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019.

	For	Against	Abstain	Broker Non-Votes
Votes Cast	9,346,855	18,350	44,110	0
The shareholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTORS REAL ESTATE TRUST
Date: June 18, 2019	By:/s/ Mark O. Decker, Jr. Mark O. Decker, Jr. President and Chief Executive Officer